UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

              FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2005 (December 12, 2005)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          In connection with Chemtura Corporation's election to designate certain of its foreign subsidiaries as borrowers under its credit agreement dated as of July 1, 2005 (the "Credit Agreement") and its election to increase the size of the commitments under the Credit Agreement to $725,000,000 (from $600,000,000), Chemtura Corporation entered into an amendment to the Credit Agreement with its lenders on December 12, 2005, which, among other things, facilitated borrowing in Canada and the Netherlands.

          A copy of Amendment No. 1 to the Credit Agreement and the Amended and Restated Credit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

      (c)     Exhibits.

Exhibit Number 10.1 10.2

Exhibit Description

Amendment No. 1 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of December 12, 2005

Amended and Restated Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of December 12, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

                Date:  December 15, 2005

Exhibit Index
Exhibit Number 10.1 10.2

Exhibit Description

Amendment No. 1 to the Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of December 12, 2005

Amended and Restated Credit Agreement by and among Chemtura Corporation, various lenders and Citibank, N.A., as Agent, dated as of December 12, 2005